As filed with the Securities and Exchange Commission on December 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACE*COMM CORPORATION (Exact name of registrant as specified in its governing instrument)

Maryland (State of Organization)	52-1283030 (I.R.S. Employer Identification Number)

704 Quince Orchard Road Gaithersburg, MD 20878 (Address of principal executive offices)

Steven R. Delmar
Chief Financial Officer
ACE*COMM Corporation
704 Quince Orchard Road
Gaithersburg, MD 20878
301-721-3000

Copies to:
Steven Kaufman, Esq. Hogan & Hartson L.L.P. 555 13th Street, N.W. Washington, D.C. 20004 (202) 637-5736

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class	Amount to be	Proposed Maximum Aggregate Price per	Proposed Maximum Aggregate Offering	Amount of
of Securities Being Registered	Registered	Common Share (1)	Price (1)	Registration Fee (1)

Common Stock, $0.01 par value per share	1,550,730	$2.62	$4,062,912.60	$328.69

(1)	Pursuant to Rule 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on a price of $2.62 per share of common stock of ACE*COMM (the average of the high and low price per share of common stock of ACE*COMM as reported on the Nasdaq Stock Market on December 26, 2003).

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is unlawful.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2003

PROSPECTUS

1,555,730 SHARES

ACE*COMM CORPORATION

COMMON STOCK

     The selling stockholders named in this prospectus may offer and sell up to 1,555,730 shares of ACE*COMM common stock. ACE*COMM is registering the offered shares as required by the terms of agreements with the selling stockholders. ACE*COMM issued these shares in connection with the acquisition of i3 Mobile, Inc., or i3, and an investment in ACE*COMM by Westlake Development Company, or Westlake.

     The selling stockholders may offer and sell their shares from time to time on the Nasdaq Small-Cap Market or in private transactions at prevailing market prices or at privately negotiated prices. The registration of the offered shares does not necessarily mean that the shares will be offered or sold by the selling stockholders. Although ACE*COMM will incur expenses of approximately $17,089 in connection with registering the shares, ACE*COMM will not receive any of the proceeds from a sale of the shares by the selling stockholders. The selling stockholders, however, are responsible for their own brokerage commissions and similar expenses.

     ACE*COMM common stock is listed on the Nasdaq Small-Cap Market under the symbol “ACEC.” On December 26, 2003, the closing price of ACE*COMM common stock on the Nasdaq Small-Cap Market was $2.68 per share.

Investing in ACE*COMM common stock involves risks.
Please read “Risk Factors” beginning on page 2 before purchasing the common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2003.

RISK FACTORS

     An investment in our common stock involves certain risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, including the following risk factors.

Because of our reliance on significant customers and large orders, any failure to obtain a sufficient number of large contracts could have a material adverse effect on our revenues for one or more periods

A significant portion of our revenue comes from large financial commitments by a small number of customers, including both telecommunications carriers and large enterprises. We expect to continue to depend on a limited number of customers in any given period for a significant portion of our revenue and, in turn, to be dependent on their continuing success and positive financial results and condition. If we fail to continue to receive orders from such customers, or if any one or more of these customers suffers a downturn, our financial results will suffer.

Unless economic conditions improve, our results of operations may not return to prior levels

The current economic environment remains volatile. If the current uncertainty and negativity in the economic climate in the U.S. and the rest of the world continues, our customers — and our business and financial results — will continue to be adversely affected.

The adverse conditions in the telecommunications industry are materially and adversely affecting us

Our business and financial results are highly dependent on the telecommunications industry and the capital spending of our customers. Over the past three years capital spending by telecommunication companies has decreased and may continue to decrease in the near future. Various commentators have attributed the decrease in spending to the decline in the telecommunications industry in particular and economic conditions in general, principal telecommunications products and services increasingly becoming commodities that cannot easily be distinguished, intense competition in the development of new technology or other features, increasing competition from smaller but rapidly developing alternative carriers, decreasing prices for telecommunication services and equipment, and regulatory rate structures that have become less dependent on the level of carriers’ capital expenditures. The reduction of spending by companies in the telecommunication industries has caused, and may continue to cause, a significant reduction in ACE*COMM’s revenues.

Continuing market consolidation may reduce the number of potential customers for our products

The North American communications industry has experienced significant consolidation. In the future, there may be fewer potential customers requiring operations support systems and related services, increasing the level of competition in the industry. In addition, larger, consolidated communication companies have strengthened their purchasing power, which could create a decline in our pricing structure and a decrease of the margins we can realize. These larger consolidated companies are also striving to streamline their operations by combining different communications systems and the related operations support systems into one system, reducing the number of vendors needed. The continuing industry consolidation may cause ACE*COMM to lose more customers, which would have a material adverse effect on ACE*COMM’s business, financial condition and results of operations.

Unless we continue to maintain existing strategic alliances and develop new ones, our sales will suffer

Our results could suffer further if we are unable to maintain existing and develop additional strategic alliances with leading companies that provide telecommunications services or that manufacture and market network equipment. If we are not able to maintain or develop these strategic alliances, we will not be able to expand our distribution channels and provide additional exposure for our product offerings. These relationships can take significant periods of time and work to develop, and may require the development of additional products or features or the offering of support services we do not presently offer.

Many of our telecommunications customers involve credit risks for us

Many of our customers present potential credit risks, and we are dependent on a small number of major customers. The majority of our customers are in the telecommunication services industry and government sector, or are in the early stages of development when financial resources may be limited. Five customers represented 77% of ACE*COMM’s gross trade receivables balance as of June 30, 2003, with one international customer representing 31% of ACE*COMM’s gross trade receivables balance as of June 30, 2003. Because we depend on a small number of major customers, and many of our customers present potential credit risks for different reasons, our results of operations could be adversely affected by non-payment or slow-payment of receivables. We have also experienced significant losses for doubtful accounts. For a more detailed discussion of doubtful accounts please read the section labeled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Provision for Doubtful Accounts” included in our Form 10-K for the year ended June 30, 2003 which is incorporated by reference.

We are increasingly subject to the risks and costs of international sales, and failure to manage these risks would have an adverse effect on us

A substantial portion of our revenues are derived from international sales and are therefore subject to the risks of conducting business overseas, including the general economic conditions in each country, the overlap of different tax structures, the difficulty in managing resources in various countries, changes in regulatory requirements, compliance with a variety of foreign laws and regulations, and longer payment cycles. ACE*COMM derived approximately $7.7 million, or about 56% of its total revenue, from customers outside of the United States for fiscal year 2003. To the extent that we have increased our international revenue sources over the last three years, the impact of the risks related to international sales could have an increasing larger effect on our financial condition as a whole.

Failure to manage risks of potential acquisitions would have an adverse effect on us

We intend to investigate and pursue potential business combinations as one of the ways of growing our business during a difficult period. However, acquisitions must be conducted very carefully or there can be adverse consequences. In particular, failure to identify risks of potential acquisition targets or inability to correctly evaluate costs of combining business or technologies could cost us significant resources, dilution to our stockholders or loss of valuable time.

Failure to estimate accurately the resources necessary to complete fixed-price contracts would have an adverse effect on our bottom line

Our failure to accurately estimate the resources required for a project or a failure to complete contractual obligations in a manner consistent with the projected plan may result in lower than expected project margins or project losses, which would negatively impact operating results. Our sales are typically formalized in agreements that sometimes include customization of the underlying software and services. These agreements require projections related to allocation of employees and other resources. Additionally, we may fix the price of an arrangement before the final requirements are finalized. On occasion, we have and may be required in the future to commit unanticipated additional resources to complete projects, and the estimated fixed price may not include this unanticipated increase of resources. If our original projections are not met, project losses may occur that would have a negative impact on our operating results.

Inability to forecast revenue accurately may result in costs that are out of line with revenues, leading either to additional losses or downsizing that may not have been necessary

We may not be able to accurately forecast the timing of our revenue recognition due to the difficulty of anticipating compliance with the accounting requirements for revenue recognition and to the fact that we historically have generated a disproportionate amount of our operating revenues toward the end of each quarter. Our operating results historically have varied from fiscal period to fiscal period. Accordingly, our financial results in any particular fiscal period are not necessarily indicative of results for future periods.

FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS

     We have made forward-looking statements in this document, and in documents that we incorporate by reference. These kinds of statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of our operations. Words such as believes, expects, anticipates or similar expressions, indicate forward-looking statements.

     You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future financial results and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include the factors in the section entitled “Risk Factors” on page 2 and other risk factors as may be detailed from time to time in ACE*COMM’s public announcements and filings with the Securities and Exchange Commission.

     The forward-looking statements are made as of the date of this prospectus, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

ABOUT THIS PROSPECTUS

     We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

ABOUT ACE*COMM CORPORATION

     ACE*COMM is a global provider of advanced Convergent Mediation™ products and Enterprise Telemanagement software applications. These hardware and software solutions and related products and services are employed in wired and wireless networks that deliver voice, data, mixed media and Internet communications. They provide the ability to capture, secure, validate, and enhance data from multiple networks and technologies. These operations are performed interactively with a data warehouse, and processed information is distributed in near real-time, to all types of carrier OSS (Operations Support Systems) and BSS (Business Support Systems), such as billing and fraud systems. Customers can use these products to analyze and handle this information to reduce costs, accelerate time-to-market for new products and services, generate new sources of revenue, and push forward with next-generation initiatives. ACE*COMM markets the Convergent Mediation™ product line to telecommunications carriers and Internet communications service providers, and the NetPlus® Enterprise Operations Support System and other products primarily to large enterprises.

     ACE*COMM’s common stock is traded on the Nasdaq Small-Cap Market under the symbol “ACEC.”

     Our principal executive office is located at 704 Quince Orchard Road, Gaithersburg, Maryland 20878, and our telephone number is (301) 721-3000.

NO PROCEEDS TO THE COMPANY

     ACE*COMM will not receive any of the proceeds from sales of shares by the selling stockholders. The costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by ACE*COMM. The selling stockholders will pay any brokerage fees and commissions and share transfer and other taxes attributable to the sale of the offered shares. ACE*COMM will pay up to $7,500 for fees and disbursements of legal counsel for the selling stockholders.

SELLING STOCKHOLDERS

     A total of 1,555,730 shares of common stock may be sold by this prospectus. The shares of common stock offered by the prospectus were issued by us in the following manner:

•	ACE*COMM acquired i3 by merger on December 5, 2003. Upon closing, i3 became an indirect, wholly-owned subsidiary of ACE*COMM. In this acquisition, ACE*COMM issued an aggregate of 3,772,836 shares of its common stock to former stockholders of i3, 1,080,730 of which were issued to affiliates of i3, in exchange for their shares of common stock of i3. ACE*COMM is registering under the Securities Act, pursuant to the terms of an affiliate agreement entered into among ACE*COMM and the selling stockholders, a total of 1,080,730 shares issued to Edward Fletcher, W. Peter Daniels, J. William Grimes, James A. Johnson, Matthew J. Stover, Roger L. Werner, Jr., B.G. Media Investors L.P., Apex Strategic Partners, LLC and Apex Investment Fund III, L.P., together, the “i3 Selling Stockholders.”

•	A total of 475,000 shares were issued to Westlake on December 31, 2002, in a private placement transaction in which Westlake purchased 475,000 shares of ACE*COMM common stock. ACE*COMM is registering these shares under the Securities Act pursuant to the terms of the purchase agreement.

     ACE*COMM has no agreements with the selling stockholders with respect to the manner or timing of sales of their ACE*COMM stock. Messrs. Grimes and Stover, who are expected to be or have been appointed as members of ACE*COMM’s Board of Directors, are or will be subject to ACE*COMM’s insider trading policy and securities laws, rules and regulations applicable to trading by directors. Since the selling stockholders may sell all, some or none of their shares, ACE*COMM cannot estimate the number of shares that will be sold by the selling stockholders or that will be owned by the selling stockholders upon completion of the offering. On December 26, 2003, the selling stockholders collectively owned 11.30% of the outstanding shares of ACE*COMM.

Name of Selling	Number of Number of		Percent of
Stockholder	Shares Owned	Shares Offered	Outstanding Shares

Edward Fletcher	11,442	11,442	*
W. Peter Daniels	46,420	46,420	*
J. William Grimes (1)	22,038	22,038	*
James A. Johnson (2)	5,159	5,159	*
Matthew J. Stover	8,572	8,572	*
Roger L. Werner, Jr.	3,751	3,751	*

B.G. Media Investors L.P.	904,295	904,295	6.59%
Apex Strategic Partners, LLC	3,845	3,845	*
Apex Investment Fund III, L.P.	75,208	75,208	*
Westlake Development Corporation	475,000	475,000	3.46%

TOTAL:	1,555,730	1,555,730	11.30%

*	Less than one (1%) percent.

(1)	Mr. Grimes is the Managing Member of BG Media Investors LLC, the General Partner of BG Media Investors L.P. Mr. Grimes disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(2)	Mr. Johnson is President of Stellar Investment Co., the Managing Member of Apex Management III, LLC, which is the General Partner of Apex Investment Fund III, L.P. and the Manager of Apex Strategic Partners, LLC. Mr. Johnson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

     The selling stockholders may offer all or part of their shares of common stock from time to time in transactions on the Nasdaq Small-Cap Market, in privately negotiated transactions, through the writing of options on the common stock or a combination of such methods of sale. The shares of common stock may be offered at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The methods by which the shares may be sold or distributed may include, but are not limited to, the following:

•	a cross or block trade in which the broker-dealer engaged by the selling stockholder will attempt to sell the shares as agent;

•	an exchange distribution in accordance with the rules of the NASD;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	short sales or borrowings, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales; and

•	delivery in connection with the issuance of securities by issuers, other than us, that are exchangeable for, whether on an optional or mandatory basis, or payable in, such shares, whether such securities are listed on a national securities exchange or otherwise, or pursuant to which such shares may be distributed.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the selling stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The selling stockholders may also sell such shares in accordance with Rule 144 under the Securities Act. This prospectus also may be used by donees of the selling stockholders or by other persons acquiring shares of the common stock, including brokers who borrow the shares to settle short sales of shares of the common stock and who wish to offer and sell such shares under circumstances requiring or making use of the prospectus desirable.

     From time to time the selling stockholders may engage in short sales, short sales against the box, puts, calls and other transactions in securities of ACE*COMM or derivatives thereof, and may sell and deliver shares of common stock in connection therewith. From time to time the selling stockholders may also pledge their shares of common stock pursuant to the margin provisions of their respective customer agreements with their respective brokers or otherwise. Upon a default by a selling stockholder, the broker or pledgees may offer and sell the pledged shares of common stock from time to time. No selling stockholder may use the shares being offered in the prospectus to satisfy any derivative securities or transactions entered into before the effectiveness of the prospectus.

     The selling stockholders and any broker-dealers who act in connection with the sale of the shares of common stock offered pursuant to this prospectus may be deemed to be “underwriters” as that term is defined in the Securities Act, and any commissions received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

     Except for transfer taxes, ACE*COMM has agreed to pay all expenses in connection with the registration under the Securities Act of the offered shares, including:

•	all registration and filing fees,

•	printing expenses,

•	fees and disbursements of counsel and accountants for ACE*COMM, and

•	reasonable fees and disbursements of counsel for i3 Selling Stockholders, which fees and disbursements will not exceed $7,500.

Westlake shall pay any fees of counsel retained by Westlake. Additionally, the selling stockholders are responsible for their own brokerage commissions and similar expenses.

     The selling stockholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the offered shares.

     ACE*COMM also has agreed to indemnify each of the i3 Selling Stockholders against losses, claims, damages, liabilities and expenses based upon, arising out of, or resulting from (i) any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein not misleading, or (ii) any untrue statement of a material fact contained in this prospectus, or any supplement or amendment thereto, or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such claim is based upon, arises out of or results from information furnished to ACE*COMM in writing by such i3 Selling Stockholder for use in the registration statement.

     The i3 Selling Stockholders have agreed to indemnify ACE*COMM, its officers and each person who controls, within the meaning of the Securities Act up to an amount equal to the net proceeds to each selling stockholder from ACE*COMM common stock sold pursuant to the registration statement, against any losses, claims, damages, liabilities and expenses arising under the securities laws based upon, arising out of, or resulting from (i) any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein not misleading, or (ii) any untrue statement of a material fact contained in this prospectus, or any supplement or amendment thereto, or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in each case, only to the extent that such claim is based upon, arises out of or results from information furnished to ACE*COMM in writing by such i3 Selling Stockholder for use in connection with the registration statement.

     The selling stockholders may from time to time offer and sell all or a portion of the offered shares in transactions on the Nasdaq Small-Cap Market or any other national securities exchange or quotation service on which the offered shares are listed or quoted at the time of the sale, in the over-the-counter market, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The offered shares may be sold directly or through agents or broker-dealers acting as agent, or in block trades. To the extent required, the names of any agents or broker-dealers and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in this prospectus under the caption “Plan of Distribution” or in any accompanying prospectus supplement. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed purchase of the offered shares to be made directly or through agents. The selling stockholders and any agents or broker-dealers participating in the distribution of the offered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit on the sale of offered shares by the selling stockholders and any commissions received by any agents or broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders and the shares of common stock to be sold pursuant hereto are subject to the restrictions contained in Regulation M.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a “web site” that contains reports, proxy and information statements and other information regarding issuers that file electronically at “http://www.sec.gov.”

     ACE*COMM’s common stock is traded on the Nasdaq Small-Cap Market under the symbol “ACEC.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows ACE*COMM to “incorporate by reference” information into this prospectus. That means that ACE*COMM can disclose important information to you by referring you to another document filed separately with the SEC. The information that ACE*COMM incorporates by reference is considered a part of this prospectus, except for any information superseded by information presented in this prospectus. This prospectus incorporates important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents listed below that ACE*COMM has filed with the SEC:

•	Annual Report on Form 10-K for year ended June 30, 2003
•	Quarterly Report on Form 10-Q for quarter ended September 30, 2003
•	Current Reports on Form 8-K filed December 18, 2003
•	For a description of ACE*COMM common stock, please see ACE*COMM’s Registration Statement on Form S-1, SEC File No. 333-25439.

     These documents are available without charge to you if you call or write to Loretta Rivers, ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878, telephone number (301) 721-3000.

     All reports and other documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. ACE*COMM has not authorized anyone to provide you with information that is different, and, if given or made, such information must be not be relied upon as having been authorized by us. Neither the delivery of this prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date on the front of this prospectus. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.

LEGAL MATTERS

     Hogan & Hartson L.L.P., Washington, D.C. has passed upon the validity of the common stock offered pursuant to this prospectus.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of June 30, 2002 and for each of the two years in the period then ended included in our Annual Report on Form 10-K for the year ended June 30, 2003, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of ACE*COMM and its subsidiaries as of June 30, 2003 and the period ended June 30, 2003 incorporated by reference to the Annual Report on Form 10-K of ACE*COMM for the year ended June 30, 2003, have been so incorporated in reliance on the report of Grant Thornton, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by ACE*COMM or the selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of ACE*COMM since the date hereof.		1,555,730 Shares

		ACE*COMM
		CORPORATION

		Common Stock
		PROSPECTUS

TABLE OF CONTENTS
	Page
Risk Factors	2
Forward-Looking Statements in This Prospectus	5
About This Prospectus	5
About ACE*COMM Corporation	5
No Proceeds to the Company	5
Selling Stockholders	6
Plan of Distribution	7
Where You Can Find More Information	9	December 30, 2003
Incorporation of Certain Documents by Reference	9
Legal Matters	10
Experts	10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

     The following table sets forth the estimated fees and expenses payable by ACE*COMM in connection with the issuance and distribution of the securities being registered:

Registration Fee	$328.69
Printing and Duplicating Expenses	1,500
Legal Fees and Expenses	10,000
Blue Sky Fees	260
Accounting Fees and Expenses	4,000
Miscellaneous	1,000

Total	$17,088.69

Item 15.     Indemnification of Directors and Officers.

     Under Section 2-418 of the Maryland General Corporation Law (“MGCL”), unless limited by the articles of incorporation, a corporation may indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires corporations, as a condition to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized by the MGCL and the corporation’s charter and by-laws has been met, and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Indemnity is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding arising from his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

     Maryland law also provides that, where indemnification is permissible, it must be authorized (a) by a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceeding (or if such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board which consists solely of two or more directors who are not parties to the proceeding and who were designated to act by a majority of the full board of directors),

(b)  by special legal counsel selected by the board of directors or by a committee of the board of directors (or if the requisite quorum of the board of directors cannot be obtained and the committee cannot be established, a majority of the full board of directors, including directors who are parties, may select the special counsel), or (c) by a vote of the stockholders other than those stockholders who are directors and a party to the proceedings.

     The ACE*COMM articles of incorporation limit the monetary liability of both officers and directors to the maximum extent permissible under Maryland law.

Item 16.     Exhibits

     The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit
No.	Description

4	Form of Specimen of Common Stock Certificate (1)
5	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).
23.2	Consent of Grant Thornton, LLP.
23.3	Consent of Ernst & Young LLP.
24	Power of Attorney (included on signature page).

(1)	Incorporated by reference to ACE*COMM’s Registration Statement on Form S-1, File No. 333-25439.

Item 17.     Undertakings.

     (a)  ACE*COMM hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	ACE*COMM hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of ACE*COMM’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	ACE*COMM hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), ACE*COMM undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)	ACE*COMM undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	ACE*COMM hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to hwom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(g)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	ACE*COMM hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering to such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland, on December 30, 2003.

ACE*COMM CORPORATION (Registrant)

By:	/s/ George T. Jimenez George T. Jimenez Chairman, Chief Executive Officer, President and Treasurer

POWER OF ATTORNEY

     Each individual whose signature appears below hereby constitutes and appoints George T. Jimenez and Steven R. Delmar, and each and either of them, such individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, without limitation, any and all amendments thereto, and to file the same with the SEC, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney is valid as of its execution, until its withdrawal.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of December 2003.

/s/ George T. Jimenez George T. Jimenez	Chairman, Chief Executive Officer, President, Treasurer (Principal Executive Officer) and Director

/s/ Steven R. Delmar Steven R. Delmar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Paul G. Casner, Jr. Paul G. Casner, Jr.	Director

/s/ Gilbert A. Wetzel Gilbert A. Wetzel	Director

/s/ Harry M. Linowes Harry M. Linowes	Director

II-7

EXHIBIT INDEX

Exhibit
No.	Description

4	Form of Specimen of Common Stock Certificate (1)
5	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).
23.2	Consent of Grant Thornton, LLP.
23.3	Consent of Ernst & Young LLP.
24	Power of Attorney (included on signature page).

(1)	Incorporated by reference to the ACE*COMM’s Registration Statement on Form S-1, File No. 333-25439.